UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2012 (August 1, 2012)

SYMBION, INC. (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50574 (Commission File Number)	62-1625480 (IRS Employer Identification No.)

40 Burton Hills Boulevard, Suite 500 Nashville, Tennessee 37215 (Address of principal executive offices) (Zip Code)

(615) 234-5900 (Registrant's Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 1, 2012, Thomas S. Murphy, Jr. resigned as a director of Symbion, Inc. and Symbion Holdings Corporation (collectively, the “Companies”). Mr. Murphy's resignation from the Boards of Directors of the Companies did not result from any disagreement with the Companies.

Pursuant to the Shareholders Agreement, dated as of August 23, 2007, by and among the Companies, certain members of Symbion management, Crestview Symbion Holdings, L.L.C., an affiliate of Crestview Partners, L.P. (“Crestview”), and certain other investors named therein, Crestview designated Dan Kilpatrick as a director of the Companies to fill the vacancy created by Mr. Murphy's resignation. Mr. Kilpatrick is a Vice President of Crestview. The Boards of Directors of the Companies elected Mr. Kilpatrick effective August 1, 2012. It is not known at this time whether or on which Board committees Mr. Kilpatrick will serve.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMBION, INC.

By:	/s/ Teresa F. Sparks
Teresa F. Sparks
Chief Financial Officer

Date: August 2, 2012